UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414 Charlotte, North Carolina 28226
(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 20, 2015, Chanticleer Holdings, Inc. (the “Company”) issued a press release announcing the final results of its previously announced rights offering, which expired at 5:00 p.m., New York City time, on March 16, 2015. The Company reported it received subscriptions (including both basic and oversubscriptions) for 3,899,742 shares for gross proceeds of $7,799,484. The rights offering was made pursuant to a Registration Statement on Form S-1 that was filed with the Securities and Exchange Commission (“SEC”) and became effective on February 17, 2015, and by means of the prospectus that was filed with the SEC on February 18, 2015 and supplemented on February 20, 2015 and March 16, 2015.

The shares of the Company’s common stock subscribed for in the rights offering will be issued to shareholders as promptly as practicable. Under the terms of the rights offering, the Company had the right to reduce subscriptions in order to preserve certain of the Company’s tax attributes, such as the utilization of net operating loss carry forwards. On the basis of the Company’s analysis of tax attributes, the Company did not reduce the subscriptions of any shareholder in the rights offering.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

99.1	Press Release dated March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc., a Delaware corporation (Registrant)

Date: March 20, 2015	By: /s/ Michael D. Pruitt Name: Michael D. Pruitt Title: Chief Executive Officer